UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011 (October 15, 2010)

First Quantum Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

2101 Vista Parkway, Suite 292
West Palm Beach, Florida	33411
(Address of Principal Executive Office)	(Zip Code)

(561) 228-6148
(Issuer's Telephone Number)

(Former name or former address, if changes since last report)

The  purpose of this  current  report on Form 8-K is to report a change in the Company’s auditors.

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On October 15, 2010, Larry O’Donnell, CPA, PC retired and resigned as the Company’s Independent Auditor.

We understand that on December 14, 2010, Larry O’Donnell, CPA, PC’s registration with the Public Companies Accounting Oversight Board, (PCAOB), was revoked by the PCAOB.

During the  Registrant's  two most recent fiscal years and during any subsequent interim  period  prior  to the October 15, 2010, resignation as the Company's  independent  auditors,  there  were no  disagreements  with Larry O’Donnell, CPA, PC, with  respect  to  accounting  or  auditing  issues  of the type discussed in Item 304(a)(iv) of Regulation S-K.

O’Donnell’s audit opinion for the last two years contained an audit scope modification due to the Company’s uncertainty regarding its ability to continue as a going concern.

On October 15, 2010, the Company retained Malcolm Pollard, Inc. as the Company’s Independent Auditor.  Our new auditor is in the process of re-auditing our financial statements for the year-ended June 30, 2010.

During the Registrant's two most recent fiscal years or any subsequent  interim period prior to engaging Malcolm Pollard, Inc., the Company, or someone on the Company's behalf, had not consulted Malcolm Pollard, Inc. regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

The Company’s Board of Directors approved the change of auditors pursuant to Item 304(a)(1)(iii) of Regulation S-K.

On January 4, 2011, the Company provided Larry O’Donnell, CPA, PC with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating  that it  agreed  with the  statements  made  herein or the reasons why it disagreed.

EXHIBIT
NUMBER            DESCRIPTION
-------------            --------------------

Exhibit 16.1          Larry O’Donnell, CPA, PC letter regarding change of accountants

SIGNATURES

In accordance with Section 13 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

First Quantum Ventures, Inc.
A Nevada Corporation
-------------------------
(Registrant)

By:	/s/ Andrew Godfrey
Andrew Godfrey, CEO, CFO, Chairman
Date:	January 19, 2011